Independent auditors' consent

The board and shareholders AXP Managed Series, Inc.:
     AXP Managed Allocation Fund

The board of trustees and unitholders Growth and Income Trust:
     Total Return Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


/s/ KPMG LLP
KPMG LLP
Minneapolis, Minnesota
November 3, 2000